EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Lara Ramsey, President and CEO	Lora M. Jones, Treasurer & CFO
	(540) 951-6250 lramsey@nbbank.com	(540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Results for the First Half of 2025

BLACKSBURG, VA., July 24, 2025 -- National Bankshares, Inc. (“the Company”) (Nasdaq: NKSH), parent company of The National Bank of Blacksburg (“the Bank”) and National Bankshares Financial Services, Inc., today announced its results of operations for the first half of 2025. The Company reported net income of $5.53 million or $0.87 per diluted common share for the six months ended June 30, 2025. This compares with net income of $1.87 million or $0.31 per diluted common share for the six months ended June 30, 2024. National Bankshares, Inc. ended June 30, 2025 with total assets of $1.81 billion.

Lara E. Ramsey, President and CEO, commented, "Net income for the first half of 2025 improved significantly compared to the same period last year. Higher interest income from repriced loans led the way, with help from lower deposit costs, steady loan growth, and noninterest income gains.”

Ms. Ramsey continued, “In the second quarter, we continued to build the framework for our future success. We recently upgraded to a new core banking system, which brings improved technology to our customers and to nearly every facet of our bank’s operations. We also embarked on a leadership transition during the period, and as National Bankshares’ new President & CEO, I am honored and humbled to build upon our legacy of success. I look forward to working with the customers, communities, and shareholders that we serve, and I look forward to building a brighter financial future together."

Comparability

The Company acquired Frontier Community Bank ("FCB") on June 1, 2024. In accordance with generally accepted accounting principles, periods prior to June 1, 2024 have not been restated and do not include assets acquired, liabilities assumed or results of operations related to FCB prior to acquisition. On the date of merger, the transaction increased the Company's stockholders' equity by $14.3 million and added loans of $118.7 million, goodwill of $4.9 million, core deposit intangibles of $2.1 million, and customer deposits of $129.7 million. More information about assets acquired and liabilities assumed is provided in the Company's 2024 Form 10-K.

During the second quarter of 2025, the Company reclassified certain deposit products between savings deposits and time deposits, and made other minor reclassifications. Prior periods are presented on a comparable basis.

Highlights

Net Interest Income

Lower deposit costs and higher loan yields drove improvement in the net interest margin when the second quarter of 2025 is compared with the first quarter of 2025 and the second quarter of 2024, and when the first half of 2025 is compared with the first half of 2024.

Noninterest Income

When the second quarter of 2025 is compared with the first quarter of 2025, noninterest income decreased due primarily to receipt of an annual distribution of partnership income received in the first quarter included in other income. When the second quarter and first half of 2025 are compared with the respective periods of 2024, noninterest income increased due to higher service charges on deposits and growth in BOLI income, both reflective of the FCB acquisition. Noninterest income also grew due to growth in trust income.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

Noninterest Expense

Noninterest expense in 2025 and 2024 includes conversion expenses associated with the core banking system upgrade. Most of the expense was recognized with the completion of the conversion during the second quarter of 2025. Noninterest expense in 2024 includes merger expenses related to the FCB acquisition.

Securities

The Company reduced its securities holdings by investing proceeds from matured securities into loans. Fluctuation in the value of the Company's securities portfolio are primarily due to market interest rate expectations. As of June 30, 2025, the Company has the ability to hold securities until recovery of the unrealized losses, which may be at maturity. Analysis as of June 30, 2025 did not indicate credit risk concerns with any of the Company’s securities.

Deposits
The Company’s depositors within its market areas are diverse and include individuals, businesses and municipalities. The Company does not have any brokered deposits. Depositors are insured up to the FDIC maximum of $250 thousand. Municipal deposits, which account for approximately 24% of the Company’s deposits, have additional security from bonds pledged as collateral, in accordance with state regulation. Of the Company’s non-municipal deposits, approximately 24.3% are uninsured.

Liquidity

The Company’s liquidity position remains solid. The Company maintains borrowing lines with the Federal Home Loan Bank of Atlanta (“FHLB”) and the Federal Reserve that provide substantial borrowing capacity. Combined with a low loan-to-deposit ratio, positive results of the latest liquidity stress testing and success of deposit marketing, the Company believes it is well positioned to meet foreseeable liquidity demands.

Loans and Credit Quality

Loans increased from March 31, 2025, primarily driven by growth in consumer real estate and consumer non real estate loans. The Company is positioned to continue to make every loan that meets its underwriting standards. Loan metrics continue to reflect low credit risk, with low charge-off and past due levels. The Company recorded a smaller provision for the second quarter of 2025 when compared with the first quarter of 2025, reflecting slower loan growth for the quarter. During the second quarter of 2024, the Company recorded a provision for acquired loans, detailed in the Reconciliation of Non-GAAP Financial Measures below.

Stockholders’ Equity

The Company paid a dividend of $0.73 to shareholders on June 1, 2025. Stockholders’ equity increased when June 30, 2025 is compared with March 31, 2025 due to net income and improvement in unrealized losses on available for sale securities, which are reflected, net of tax, in accumulated other comprehensive loss. Accumulated other comprehensive loss is excluded from the Bank’s regulatory capital and does not affect regulatory capital ratios. The Bank is considered well capitalized, with capital ratios substantially higher than minimum regulatory requirements, and meets all requirements for borrowing from the FHLB.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 28 full-service offices, primarily in southwestern, western and central Virginia, and one loan production office in Charlottesville, Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, achievements, or trends will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following: the level of inflation; interest rates; national and local economic conditions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Consumer Financial Protection Bureau and the Federal Deposit Insurance Corporation, and the impact of any policies or programs implemented pursuant to financial reform legislation; unanticipated increases in the level of unemployment in the Company’s market; the quality or composition of the loan and/or investment portfolios; the sufficiency of the Company’s allowance for credit losses; demand for loan products; deposit flows, including impact on liquidity; competition; demand for financial services in the Company’s market; the real estate market conditions in the Company’s market; laws, regulations and policies impacting financial institutions; adverse developments in the financial industry generally, such as the recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; technological risks and developments, and cyber-threats, attacks or events; the Company’s technology initiatives; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts; the occurrence of significant natural disasters, including severe weather conditions, floods, and other catastrophic events; the Company's ability to identify, attract, and retain experienced management, relationship managers, and support personnel, particularly in a competitive labor environment; performance by the Company’s counterparties or vendors; applicable accounting principles, policies and guidelines; the impact of public health events, including the adverse impact on our business and operations and on our customers; and other factors described from time to time in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)	June 30, 2025	March 31, 2025	June 30, 2024
Assets
Cash and due from banks	$9,798	$14,892	$14,908
Interest-bearing deposits	83,051	107,385	80,477
Federal funds sold	-	258	3,499
Total cash and cash equivalents	92,849	122,535	98,884
Securities available for sale, at fair value	590,021	596,253	605,196
Mortgage loans held for sale	1,072	938	125
Loans:
Real estate construction loans	44,529	42,942	81,355
Consumer real estate loans	317,949	311,549	299,310
Commercial real estate loans	494,755	497,072	454,978
Commercial non real estate loans	51,383	53,156	52,297
Public sector and IDA loans	56,347	56,981	59,043
Consumer non real estate loans	46,172	42,205	42,915
Total loans	1,011,135	1,003,905	989,898
Less: deferred fees and costs	(438)	(641)	(531)
Loans, net of deferred fees and costs	1,010,697	1,003,264	989,367
Less: allowance for credit losses	(10,422)	(10,490)	(10,502)
Loans, net	1,000,275	992,774	978,865
Premises and equipment, net	17,829	17,593	15,468
Accrued interest receivable	6,413	6,673	6,615
Goodwill	10,718	10,718	10,732
Core deposit intangible, net	1,671	1,766	2,065
Bank-owned life insurance	47,958	47,661	46,775
Other assets	37,804	38,806	44,490
Total assets	$1,806,610	$1,835,717	$1,809,215

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$306,427	$301,149	$296,242
Interest-bearing demand deposits	852,405	879,215	867,899
Savings deposits	140,285	145,039	142,122
Time deposits	328,558	332,357	338,789
Total deposits	1,627,675	1,657,760	1,645,052
Accrued interest payable	1,522	1,434	2,525
Other liabilities	8,677	9,245	12,676
Total liabilities	1,637,874	1,668,439	1,660,253
Commitments and contingencies
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	$-	$-	$-
Common stock of $1.25 par value and additional paid in capital. Authorized 10,000,000 shares; issued and outstanding 6,366,001 (including 5,028 unvested) shares at June 30, 2025, 6,363,371 (including 4,961 unvested) shares at March 31, 2025, and 6,361,433 (including 4,839 unvested) shares at June 30, 2024	21,925	21,874	21,768
Retained earnings	197,223	199,579	195,548
Accumulated other comprehensive loss, net	(50,412)	(54,175)	(68,354)
Total stockholders' equity	168,736	167,278	148,962
Total liabilities and stockholders' equity	$1,806,610	$1,835,717	$1,809,215

National Bankshares, Inc.

Consolidated Statements of Income (Loss)

(Unaudited)

	Three Months Ended
(in thousands, except share and per share data)	June 30, 2025	March 31, 2025	June 30, 2024
Interest Income
Interest and fees on loans	$13,495	$12,959	$11,305
Interest on federal funds sold	2	3	10
Interest on interest-bearing deposits	978	1,039	1,229
Interest on securities – taxable	3,725	3,860	4,213
Interest on securities – nontaxable	337	336	338
Total interest income	18,537	18,197	17,095
Interest Expense
Interest on time deposits	3,058	3,311	3,090
Interest on other deposits	4,488	4,636	5,326
Interest on borrowings	-	-	2
Total interest expense	7,546	7,947	8,418
Net interest income	10,991	10,250	8,677
Provision for credit losses	36	276	1,302
Net interest income after provision for credit losses	10,955	9,974	7,375

Noninterest Income
Service charges on deposit accounts	735	698	678
Other service charges and fees	72	84	87
Credit and debit card fees, net	366	417	423
Trust income	578	579	513
BOLI income	297	292	269
Gain on sale of mortgage loans	54	25	58
Other income	177	465	239
Total noninterest income	2,279	2,560	2,267

Noninterest Expense
Salaries and employee benefits	5,203	5,188	4,687
Occupancy, furniture and fixtures	731	739	637
Data processing and ATM	701	983	800
FDIC assessment	210	207	192
Intangible asset amortization	95	97	35
Franchise taxes	358	373	358
Professional services	509	299	272
Merger-related expenses	-	-	2,257
Conversion expense	1,977	46	173
Other operating expenses	799	700	716
Total noninterest expense	10,583	8,632	10,127
Income (loss) before income taxes	2,651	3,902	(485)
Income tax expense (benefit)	362	666	(178)
Net Income (Loss)	$2,289	$3,236	$(307)
Basic net income (loss) per common share	$0.36	$0.51	$(0.05)
Diluted net income (loss) per common share	$0.36	$0.51	$(0.05)
Weighted average number of common shares outstanding, basic	6,358,917	6,358,410	6,028,220
Weighted average number of common shares outstanding, diluted	6,361,582	6,360,392	6,028,220
Dividends declared per common share	$0.73	$-	$0.73
Book value per common share	$26.51	$26.29	$23.42

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Six Months Ended
(in thousands, except share and per share data)	June 30, 2025	June 30, 2024
Interest Income
Interest and fees on loans	$26,454	$21,589
Interest on federal funds sold	5	10
Interest on interest-bearing deposits	2,017	2,358
Interest on securities – taxable	7,585	8,467
Interest on securities – nontaxable	673	677
Total interest income	36,734	33,101
Interest Expense
Interest on time deposits	6,369	5,822
Interest on other deposits	9,124	10,370
Interest on borrowings	-	2
Total interest expense	15,493	16,194
Net interest income	21,241	16,907
Provision for credit losses	312	1,292
Net interest income after provision for credit losses	20,929	15,615

Noninterest Income
Service charges on deposit accounts	1,433	1,311
Other service charges and fees	156	169
Credit and debit card fees, net	783	797
Trust income	1,157	1,016
BOLI income	589	527
Gain on sale of mortgage loans	79	82
Other income	642	580
Total noninterest income	4,839	4,482

Noninterest Expense
Salaries and employee benefits	10,391	9,153
Occupancy, furniture and fixtures	1,470	1,260
Data processing and ATM	1,684	1,566
FDIC assessment	417	379
Intangible asset amortization	192	35
Franchise taxes	731	708
Professional services	808	512
Merger-related expense	-	2,741
Conversion expense	2,023	173
Other operating expenses	1,499	1,362
Total noninterest expense	19,215	17,889
Income before income tax expense	6,553	2,208
Income tax expense	1,028	341
Net Income	$5,525	$1,867
Basic net income per common share	$0.87	$0.31
Diluted net income per common share	$0.87	$0.31
Weighted average number of common shares outstanding, basic	6,358,665	5,958,953
Weighted average number of common shares outstanding, diluted	6,360,990	5,961,037
Dividends declared per common share	$0.73	$0.73
Book value per common share	$26.51	$23.42

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

	Three Months Ended June 30, 2025			Three Months Ended March 31, 2025
($ in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)	$1,008,401	$13,619	5.42%	$995,049	$13,078	5.33%
Taxable securities (4)	596,497	3,725	2.50%	613,940	3,860	2.55%
Nontaxable securities (1)(4)	62,847	457	2.92%	62,964	456	2.94%
Federal funds sold	197	2	4.07%	261	3	4.66%
Interest-bearing deposits	90,507	978	4.33%	94,431	1,039	4.46%
Total interest-earning assets	$1,758,449	$18,781	4.28%	$1,766,645	$18,436	4.23%
Interest-bearing liabilities:
Interest-bearing demand deposits	$853,516	$4,440	2.09%	$871,007	$4,583	2.13%
Savings deposits	143,470	48	0.13%	143,987	53	0.15%
Time deposits	330,906	3,058	3.71%	341,323	3,311	3.93%
Total interest-bearing liabilities	$1,327,892	$7,546	2.28%	$1,356,317	$7,947	2.38%
Net interest income and interest rate spread		$11,235	2.00%		$10,489	1.85%
Net interest margin			2.56%			2.41%

	Three Months Ended June 30, 2024
($ in thousands)	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)	$904,317	$11,427	5.08%
Taxable securities (4)	628,333	4,213	2.70%
Nontaxable securities (1)(4)	63,819	459	2.89%
Federal funds sold	891	10	4.51%
Interest-bearing deposits	90,047	1,229	5.49%
Total interest-earning assets	$1,687,407	$17,338	4.13%
Interest-bearing liabilities:
Interest-bearing demand deposits	$842,809	$5,270	2.51%
Savings deposits	139,646	56	0.16%
Time deposits	296,637	3,090	4.19%
Borrowings	230	2	3.50%
Total interest-bearing liabilities	$1,279,322	$8,418	2.65%
Net interest income and interest rate spread		$8,920	1.48%
Net interest margin			2.13%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Included in loan interest income are loan fees and net accretion of deferred fees and costs of $113, $86 and $60 for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively. Also included are net accretion of acquisition discounts of $363, $252 and $111 for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.

	Six Months Ended June 30,
	2025			2024
($ in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)	$1,001,763	$26,696	5.37%	$881,304	$21,834	4.98%
Taxable securities (4)	605,170	7,585	2.53%	630,290	8,467	2.70%
Nontaxable securities (1)(4)	62,905	913	2.93%	63,999	920	2.89%
Federal funds sold	229	5	4.40%	446	10	4.51%
Interest-bearing deposits	92,458	2,017	4.40%	86,385	2,358	5.49%
Total interest-earning assets	$1,762,525	$37,216	4.26%	$1,662,424	$33,589	4.06%
Interest-bearing liabilities:
Interest-bearing demand deposits	$862,213	$9,023	2.11%	$832,682	$10,259	2.48%
Savings deposits	143,727	101	0.14%	139,966	111	0.16%
Time deposits	336,085	6,369	3.82%	283,485	5,822	4.13%
Borrowings	-	-	-	115	2	3.50%
Total interest-bearing liabilities	$1,342,025	$15,493	2.33%	$1,256,248	$16,194	2.59%
Net interest income and interest rate spread		$21,723	1.93%		$17,395	1.47%
Net interest margin			2.49%			2.10%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Included in loan interest income are loan fees and net accretion of deferred fees and costs of $199 and $115 for the six months ended June 30, 2025 and June 30, 2024, respectively. Also included are net accretion of acquisition discounts of $615 and $111 for the six months ended June 30, 2025 and June 30, 2024, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Three Months Ended
($ in thousands)	June 30, 2025	March 31, 2025	June 30, 2024
Average Balances
Cash and due from banks	$12,248	$13,504	$12,644
Interest-bearing deposits	90,507	94,431	90,047
Securities available for sale, at fair value	591,249	602,794	602,646
Mortgage loans held for sale	495	147	453
Loans, gross	1,008,420	995,539	904,399
Loans, net of deferred fees and costs	1,007,906	994,902	903,864
Loans, net of allowance for credit losses	997,461	984,665	894,351
Intangible assets	12,447	12,542	8,149
Total assets	1,815,371	1,819,747	1,714,639

Noninterest-bearing demand deposits	$307,888	$291,234	$284,038
Interest-bearing demand and savings deposits	996,986	1,014,994	982,455
Time deposits	330,906	341,323	296,637
Total deposits	1,635,780	1,647,551	1,563,130
Total stockholders' equity	166,971	161,133	137,873

Financial Ratios
Return on average assets(1)	0.77%	0.69%	0.46%
Return on average equity(1)	8.37%	7.84%	5.68%
Efficiency ratio(2)	63.68%	65.81%	68.80%
Average equity to average assets	9.20%	8.85%	8.04%
Tangible common equity to tangible assets(3)	8.71%	8.49%	7.58%

Allowance for Loan Credit Losses
Beginning balance	$10,490	$10,262	$9,055
Provision for credit losses	45	277	12
Acquisition-related provision	–	–	1,290
Acquisition-related increase for purchased credit deteriorated loans	–	–	175
Charge-offs	(141)	(112)	(68)
Recoveries	28	63	38
Ending Balance	$10,422	$10,490	$10,502

(1)
The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis. Noninterest income and noninterest expense are adjusted for any non-recurring items. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(3)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,389 as of June 30, 2025, $12,484 as of March 31, 2025 and $12,797 as of June 30, 2024. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Six Months Ended
($ in thousands)	June 30, 2025	June 30, 2024
Average Balances
Cash and due from banks	$12,875	$12,271
Interest-bearing deposits	92,458	86,385
Securities available for sale, at fair value	596,989	608,428
Mortgage loans held for sale	322	304
Loans, gross	1,002,016	881,528
Loans, net of deferred fees and costs	1,001,441	881,000
Loans, net of allowance for credit losses	991,099	871,713
Intangible assets	12,494	6,999
Total assets	1,817,524	1,687,446

Noninterest-bearing demand deposits	$299,820	$281,635
Interest-bearing demand and savings deposits	1,005,940	972,648
Time deposits	336,085	283,485
Total deposits	1,641,845	1,537,768
Total stockholders' equity	163,857	136,956

Financial Ratios
Return on average assets(1)	0.69%	0.42%
Return on average equity(1)	7.69%	5.22%
Efficiency ratio(2)	64.72%	68.45%
Average equity to average assets	9.02%	8.12%
Tangible common equity to tangible assets(3)	8.71%	7.58%

Allowance for Loan Credit Losses
Beginning balance	$10,262	$9,094
Provision for. credit losses	322	17
Acquisition-related provision	–	1,290
Acquisition-related increase for purchased credit deteriorated loans	–	175
Charge-offs	(253)	(177)
Recoveries	91	103
Ending Balance	$10,422	$10,502

(1)
The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis. Noninterest income and noninterest expense are adjusted for any non-recurring items. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(3)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,389 as of June 30, 2025 and $12,797 as of June 30, 2024. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	June 30, 2025	March 31, 2025	June 30, 2024
Nonperforming Assets
Nonaccrual loans	$2,111	$2,173	$2,507
Loans past due 90 days or more, and still accruing	$21	$166	$234

Asset Quality Ratios
Ratio of nonperforming loans to total loans(1)	0.21%	0.22%	0.25%
Allowance for credit losses on loans to total loans(1)	1.03%	1.05%	1.06%
Ratio of ACLL to nonperforming loans	493.70%	482.74%	418.91%
Loans past due 90 days or more to total loans (1)	0.00%	0.02%	0.02%

(1)
Loans are net of deferred fees and costs.

National Bankshares, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

The non-GAAP financial measures presented in this document include fully taxable equivalent (“FTE”) interest income used in the net interest margin, the efficiency ratio, and the ratio of tangible common equity to tangible assets. For periods that are shorter than twelve months, the Company annualizes net income for the return on average assets and return on average equity. In order to prevent distortion, the Company does not annualize significant non-recurring income and expense items.

The following tables present calculations underlying non-GAAP financial measures for the three month periods indicated.

(in thousands)	Three Months Ended
Net Interest Margin, FTE	June 30, 2025	March 31, 2025	June 30, 2024
Interest income (GAAP)	$18,537	$18,197	$17,095
Add: FTE adjustment	244	238	243
Interest income, FTE (non-GAAP)	18,781	18,435	17,338
Interest expense (GAAP)	7,546	7,947	8,418
Net interest income, FTE (non-GAAP)	$11,235	$10,488	$8,920
Average balance of interest-earning assets	$1,758,449	$1,766,645	$1,687,407
Net interest margin	2.56%	2.41%	2.13%

(in thousands)	Three Months Ended
Efficiency Ratio	June 30, 2025	March 31, 2025	June 30, 2024
Noninterest expense (GAAP)	$10,583	$8,632	$10,127
Less: merger-related expense	–	–	(2,257)
Less: conversion expense	(1,977)	(46)	(173)
Adjusted noninterest expense (non-GAAP)	$8,606	$8,586	$7,697
Noninterest income (GAAP)	$2,279	$2,560	$2,267
Net interest income, FTE (non-GAAP)	11,235	10,488	8,920
Total income for efficiency ratio (non-GAAP)	$13,514	$13,048	$11,187
Efficiency ratio	63.68%	65.80%	68.80%

(in thousands)	Three Months Ended
Annualized Net Income (Loss) for Ratio Calculation	June 30, 2025	March 31, 2025	June 30, 2024
Net income (loss) per GAAP	$2,289	$3,236	$(307)
Less: items not annualized:
Partnership income net of tax of $8 for the period ended June 30, 2025 and ($52) for the period ended March 31, 2025	31	(197)	–
Provision related to merger, net of tax of $271	–	–	1,019
Merger-related expense, net of tax of $411	–	–	1,846
Conversion expense, net of tax of $415, $10, and $36 for the periods ended June 30, 2025, March 31, 2025, and June 30, 2024 respectively	1,562	36	137
Total non-annualized items	1,593	(161)	3,002
Adjusted net income	3,882	3,075	2,695
Adjusted net income, annualized	$15,571	$12,471	$10,839
Add: total non-annualized items	(1,593)	161	(3,002)
Annualized net income for ratio calculation (non-GAAP)	$13,978	$12,632	$7,837
Return on average assets (GAAP)	0.51%	0.72%	(0.07)%
Adjusted return on average assets (non-GAAP)	0.77%	0.69%	0.46%
Return on average equity (GAAP)	5.50%	8.14%	(0.90)%
Adjusted return on average equity (non-GAAP)	8.37%	7.84%	5.68%

The following tables present calculations underlying non-GAAP financial measures for the six month periods indicated.

	Six Months Ended June 30,
Net Interest Margin, FTE	2025	2024
Interest income (GAAP)	$36,734	$33,101
Add: FTE adjustment	482	488
Interest income, FTE (non-GAAP)	37,216	33,589
Interest expense (GAAP)	15,493	16,194
Net interest income, FTE (non-GAAP)	$21,723	$17,395
Average balance of interest-earning assets	$1,762,525	$1,662,424
Net interest margin (non-GAAP)	2.49%	2.10%

	Six Months Ended June 30,
Efficiency Ratio	2025	2024
Noninterest expense (GAAP)	$19,215	$17,889
Less: merger-related expense	-	(2,741)
Less: conversion expense	(2,023)	(173)
Adjusted noninterest expense (non-GAAP)	$17,192	$14,975
Noninterest income (GAAP)	$4,839	$4,482
Net interest income, FTE (non-GAAP)	21,723	17,395
Total income for efficiency ratio (non-GAAP)	$26,562	$21,877
Efficiency ratio (non-GAAP)	64.72%	68.45%

(in thousands)	Six Months Ended
Annualized Net Income for Ratio Calculation	June 30, 2025	June 30, 2024
Net income per GAAP	$5,525	$1,867
Less: items not annualized:
Partnership income net of tax of ($44) and ($35) for the periods ended June 30, 2025 and 2024, respectively	(166)	(134)
Provision related to merger, net of tax of $271	–	1,019
Merger-related expense, net of tax of $411 for the period ended June 30, 2024	–	2,330
Conversion expense, net of tax of $425 and $36 for the periods ended June 30, 2025 and June 30, 2024 respectively	1,598	137
Total non-annualized items	1,432	3,352
Adjusted net income	$6,957	$5,219
Adjusted net income, annualized	$14,029	$10,495
Add: total non-annualized items	(1,432)	(3,352)
Annualized net income for ratio calculation (non-GAAP)	$12,597	$7,143
Return on average assets (GAAP)	0.61%	0.22%
Adjusted return on average assets (non-GAAP)	0.69%	0.42%
Return on average equity (GAAP)	6.80%	2.74%
Adjusted return on average equity (non-GAAP)	7.69%	5.22%

The following table presents calculations underlying non-GAAP financial measures as of the dates indicated.

	As of
(in thousands)	June 30, 2025	March 31, 2025	June 30, 2024
Tangible Assets
Total assets (GAAP)	$1,806,610	$1,835,717	$1,809,215
Less: goodwill and intangible assets	(12,389)	(12,484)	(12,797)
Tangible assets (non-GAAP)	$1,794,221	$1,823,233	$1,796,418

Tangible Common Equity
Total stockholders' equity (GAAP)	$168,736	$167,278	$148,962
Less: goodwill and intangible assets	(12,389)	(12,484)	(12,797)
Tangible common equity (non-GAAP)	$156,347	$154,794	$136,165